EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Hudson Global, Inc. (the “Company”). The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale (the “Sale”) by the Company of its Hudson Information Technology (US) business (the “US IT business”) to Mastech, Inc. (the "Purchaser"). The Sale was pursuant to an Asset Purchase Agreement (the “Agreement”), dated as of May 8, 2015, by and among the Company, Hudson Global Resources Management, Inc. and the Purchaser. At the closing of the Sale, the Company received from the Purchaser pursuant to the Agreement the purchase price of $17.0 million in cash.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 reflects the pro forma effect as if the US IT business disposition had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and three months ended March 31, 2015 included the Company’s historical statements of operations, adjusted to reflect the pro forma effect as if the US IT business had been consummated on January 1, 2014 (the first day of the Company's 2014 fiscal year). The historical consolidated financial statements referred to above for the Company were included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for the Company.

The unaudited pro forma condensed consolidated balance sheet and statement of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the US IT business disposition had occurred on January 1, 2014 nor is it necessarily indicative of the Company's future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

HUDSON GLOBAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2015

(in thousands)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,894	$16,977	(a)	$30,871
Accounts receivable	79,509	—		79,509
Prepaid and other	7,805	—		7,805
Current assets of discontinued operations	476	—		476
Total current assets	101,684	16,977		118,661
Property and equipment, net	8,895	—		8,895
Deferred tax assets, non-current	6,033	—		6,033
Other assets, non-current	4,559	—		4,559
Total assets	$121,171	$16,977		$138,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,529	$1,026	(a)	$7,555
Accrued expenses and other current liabilities	46,025	11	(a)	46,036
Accrued business reorganization expenses	3,440	—		3,440
Current liabilities of discontinued operations	2,928	—		2,928
Total current liabilities	58,922	1,037		59,959
Deferred rent and tenant improvement contributions	5,240	—		5,240
Income tax payable, non-current	2,292	—		2,292
Other non-current liabilities	4,265	—		4,265
Total liabilities	70,719	1,037		71,756
Commitments and contingencies
Total stockholders’ equity	50,452	15,940	(b)	66,392
Total liabilities and stockholders' equity	$121,171	$16,977		$138,148

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(in thousands)

	As Reported	Pro Forma Adjustments (c)	Pro Forma
Revenue	$581,192	$(36,186)	$545,006
Direct costs	358,347	(27,224)	331,123
Gross margin	222,845	(8,962)	213,883
Operating expenses:
Selling, general and administrative expenses	230,321	(6,765)	223,556
Depreciation and amortization	5,559	(30)	5,529
Business reorganization expenses	3,789	—	3,789
Goodwill and other impairment charges	662	—	662
Operating income (loss)	(17,486)	(2,167)	(19,653)
Non-operating income (expense):
Interest income (expense), net	(661)	—	(661)
Other income (expense), net	202	—	202
Income (loss) from continuing operations before provision for income taxes	(17,945)	(2,167)	(20,112)
Provision for (benefit from) income taxes	(2,159)	(13)	(2,172)
Net income (loss) from continuing operations	$(15,786)	$(2,154)	$(17,940)

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.48)		$(0.55)
Weighted-average shares outstanding:
Basic	32,843		32,843
Diluted	32,843		32,843

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2015

(in thousands)

	As Reported	Pro Forma Adjustments (c)	Pro Forma
Revenue	$124,317	$(7,503)	$116,814
Direct costs	76,413	(5,729)	70,684
Gross margin	47,904	(1,774)	46,130
Operating expenses:
Selling, general and administrative expenses	52,166	(1,931)	50,235
Depreciation and amortization	1,111	(6)	1,105
Business reorganization expenses	1,343	—	1,343
Operating income (loss)	(6,716)	163	(6,553)
Non-operating income (expense):
Interest income (expense), net	(80)	—	(80)
Other income (expense), net	13	—	13
Income (loss) from continuing operations before provision for income taxes	(6,783)	163	(6,620)
Provision for (benefit from) income taxes	(129)	(7)	(136)
Net income (loss) from continuing operations	$(6,654)	$170	$(6,484)

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.20)		$(0.20)
Weighted-average shares outstanding:
Basic	33,053		33,053
Diluted	33,053		33,053

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HUDSON GLOBAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of the Company, which were included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014. The unaudited pro forma condensed consolidated statement of operation reflect the sale by the Company of its US IT business as if the sale had been consummated on January 1, 2014 (the first day of the Company's 2014 fiscal year). The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 reflect such sale as if it had been consummated on that date.

Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statement of operations:

(a)	Reflects anticipated gross cash proceeds of $17.0 million adjusted for the following: (i) purchase price reduction of $0.0 million, the aggregate amount of deferred revenues minus the amount of certain prepaid items as of the closing date (ii) transaction costs of $1.0 million, and (iii) estimated income tax on gain of $0.0 million.

(b)	Reflects the estimated gain on sale, net of income tax where applicable.

(c)	Reflects elimination of historical revenues and expenses included in the US IT business.